SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 25, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers ; Compensatory Arrangements of Certain Officers

On June 25, 2012, the Company entered into the First Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Richard Rinberg, the Company's Chief Executive Officer. The Amended Agreement amends and restates the employment agreement originally entered into with Mr. Rinberg as of November 1, 2007, as subsequently modified (collectively, the “Original Agreement”).

The Amended Agreement implements the following principal modifications to the Original Agreement:

•	in the event that Mr. Rinberg’s employment is terminated for any reason other than “Just Cause” (as defined in the agreement), then Mr. Rinberg is entitled to a lump sum payment equal to six months' salary, payable at the time of termination, as well as severance pay to which he is entitled under Israeli law (approximately one month’s base salary for each year worked); and

•	effective July 1, 2012, the monthly amount payable in respect of Manager’s Insurance (which is contributed partly by the Company and partly by Mr. Rinberg) will be based on Mr. Rinberg’s monthly office expense allowance (in addition to his monthly salary).

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Document Description
10.1	First Amended and Restated Employment Agreement dated June 25, 2012 between the Company and Mr. Richard Rinberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 29, 2012

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer